Exhibit 10.5

Sales Contract

Contract No.: 0274057/11S05/S10

Signed at: Beijing

Party A: Sureland Industrial Fire Safety Co., Ltd.

Party B: Hangzhou New Epoch Fire Protection Science & Technology Co., Ltd

In accordance with the Contract Law of the People’s Republic of China and on basis of honesty, credit and equality, both parties have signed this contract with the following terms and conditions:

Article 1 Name, specification, quantity, price and amount of commodity:

Name	Specification	Unit	Quantity	Unit price (Yuan)	Total price (Yuan)	Remarks
IG541 Fire extinguishing system	Specification, unit, quantity and unit price is shown in annex.				1288364

Total (in words): One million two hundred eighty-eight thousand three hundred and sixty four only.

¥: 1288364

Article 2 Scope and requirements

The scope of this contract includes the whole set supply of products and supply of related documents, technical data, packing and transportation, installation instruction, equipment debugging as well as technical training until such product is inspected and accepted by related authorities of the state and the owners after operation.

Article 3 Quality standard and technical requirements (additional technical agreement is applicable)

1.	Quality standard: must comply with related national standards or industry standards.

2.	Technical requirements:

Article 4 Method, date and place of delivery:

1.	Delivery method: delivered by Party B;

2.	Date and content of delivery: starting from October 11th, 2005, processing, manufacturing and delivery of all goods specified in the contract shall be completed within 20 days;

3.	Delivery place: the construction site of Yangluo Power Plant;

4.	The documentation and information offered by Party B: quality certificate of product, qualification certificate, inspection report, installation and debugging instruction, related drawings, packing list, documents accompanying with the equipment and etc.

Article 5 Transportation means, destination (port) and expenses

1.	Transportation means: by car

Place of loading: the warehouse of Hangzhou New Epoch Fire Protection Science & Technology Co., Ltd

Place of destination: the construction spot of Yangluo Power Plant in Yangluo Economic Development Zone of Wuhan

Consignee: Zhu Youbin                     Tel.: 027-86980273                     13971153127

2.	Freight and related expenses: at Party B’s expense.

3.	Party B shall be liable for the damage and loss of the goods during transportation.

4.	The carrier designated by Party B shall be responsible for loading and unloading the goods at Party B’s expense. The cost of unloading goods at the destination shall be at Party A’s expense.

5.	If Party A requires Party B to deliver through urgent (faster) method resulting from Party B’s failure to deliver goods through the transportation method specified by Party A, Party B shall deliver the goods as soon as possible and bear all costs.

Article 6 Packing

1.	Packing standard: as per general standard;

2.	Packing material and marking: according to Party A’s requirements, but must be applicable for long-distance transportation, loading and unloading, installation;

3.	Costs: packing cost shall be borne by Party B;

4.	Party B shall bear corresponding liabilities for the damage or loss or other results caused by faulty packing.

Article 7 Settlement method and period

1.	Party A shall pay 20% of total price as prepayment within five (5) days after the validation of the contract;

2.	Party A shall pay 60% of total price within fifteen (15) days after Party A inspects and accepts the goods;

3.	After equipment is installed, and it is inspected and accepted by related authorities of the state and the owner, 10% of total price shall be paid within fifteen (15) days;

4.	The balance 10% of total price shall be quality security and be paid within fifteen (15) days after the owner issues expiration certificate of quality assurance period when the quality assurance period expires;

5.	After Party A receives goods, Party B shall issue value added tax invoice in full amount.

Article 8 Inspection, acceptance, installation and debugging

1.	Inspection and acceptance

a.	Inspection and acceptance shall be conducted according to related requirements and standards agreed in the contract; if unspecified in the contract, it shall be conducted according to related provisions of the Contract Law. The results of inspection and acceptance shall be confirmed and signed by both parties.

b.	Party A shall inspect and accept goods according to related requirements and standards agreed in the contract within three (3) days after receiving the goods, overdue shall be deemed as eligible, and related documents and qualification certificate of the equipment supplied shall be provided to Party A.

c.	If the inspection results in disaccord with the contract, Party B shall be liable to replace or supplement according to relevant provisions agreed in the contract, all costs and Party A’s loss caused shall be at Party B’s expense.

2.	Installation and debugging

a.	Party A shall be responsible for the installation and debugging of the equipment and pipe network, Party B shall appoint technicians to site to direct the installation of equipment and assist with equipment debugging at the time required by Party A.

b.	During installation and debugging, if there is fault in the equipment or material supplied by Party B or the damage of Party A’s equipment and material caused by the faulty instruction of Party B’s technicians or fault of technical documents, drawing, instruction offered by Party B, Party B shall take necessary remedial measures and compensate Party A’s loss.

Article 9 Spare parts, fittings and tools accompanying with the machine

Party B shall provide necessary fittings and installation tools of the product purchased and necessary spare parts which are damageable during installation and debugging in free charge which shall be returned to Party B after installation.

Article 10 Quality assurances

1.	The quality assurance period of product is twelve (12) months after the project herein is installed, debugged, and inspected and accepted by related departments of the state and the owners;

2.	During quality assurance period, if the equipment could not be used because of Party B’s fault, Party B shall repair the unqualified product or replace with new qualified product according to Party A’s opinion after receiving Party A’s notice, all costs caused shall be borne by Party B. The quality assurance period of repaired or replaced product shall be twelve (12) months after re-operation.

Article 11 Confidentiality

Both parties shall bear confidentiality obligation for the commercial secrets. Any party shall not disclose to any third party or use without prior permission of the other party.

Article 12 Technical service and training

Party B shall provide technical service according to Party A’s requirements (Party B shall afford the costs).

Article 13 Amendment and dissolution of contract

1.	Both parties could amend or dissolve the contract through consultation. Amendment or dissolution of the contract shall be in written form.

2.	In case of one of following circumstance, any party could dissolve the contract:

a.	Default of the contract caused by force majeure;

b.	The seller fails to deliver goods according to agreed time and fails to deliver within sixty (60) days after warning;

c.	If the quality of goods disaccords with agreement and Party B fails to take necessary remedial measures according to Party A’s requirements, Party A shall have the right to dissolve the contract and require returning all payment and interest paid.

3.	The amendment or dissolution of contract could not release the breaching party from breach liabilities. The breaching party shall compensate for the loss caused to the other party.

Article 14 Breach liabilities

1.	If Party B fails to deliver goods on time, Party B shall owe a penalty amounting to 0.5% of the total amount per calendar day that the delay lasts, up to a maximum of 30% of total contact amount.

2.	If Party B fails to pay Party B, Party A shall owe a penalty amounting to 0.5% of the total amount per calendar day that the delay lasts, up to a maximum of 30% of total contact amount.

3.	Party B ensures that the goods delivers do not infringe any rights of third parties, otherwise, Party B shall compensate Party A for all loss resulting from any infringement.

Article 15 Force majeure

1.	If the obligations of this contract could not be completely executed or partly executed because of force majeure, such as natural disasters of fire, earthquake, typhoon, flood and other unpredictable, inevitable, insuperable matters, the prevented party or both parties shall not bear any breach liability, but shall inform the other party within 48 hours of the occurrence of force majeure and provide valid certificate to the other party within seven (7) days.

2.	The prevented party or both parties shall have the obligation to take measures to minimize the loss caused by force majeure and take active, special measures to continue to execute the contract as soon as possible after the force majeure.

Article 16 Settlement of dispute

Any dispute arising from the implementation of this contract shall be settled according to the Contract Law of the People’s Republic of China through consultation. In case no settlement could be reached through negotiation, both parties agree to settle by people’s court in the place where the contract is signed.

Article 17 Other agreements

1.	The technicians appointed by Party B to the site to instruct equipment installation and assist debugging as well as technical training shall departure within 48 hours after receiving Party A’s notice, Party A shall assist and arrange the work of technicians and provide accommodation for free. Party B shall provide free service for twice, and Party A shall pay for the exceeding service.

2.	Except for Quality Certificate or Qualification Certificate, other documents shall be provided with ten (10) copies.

3.	Related certificate shall be provided for the imported fittings; otherwise, it will not be accepted and deemed as breach.

Article 18 Miscellaneous

1.	This contract shall be valid after signed by the legal representatives or legal authorized representatives of both parties.

2.	The unspecified matters shall be settled through negotiation between both parties.

3.	The annex of the contract and supplementary agreement are part of this contract, being equally authentic. In the event of any conflict between the annex and this contract, the controlling content is this contract; in the event of any conflict between the supplementary agreement and this contract, the controlling content is the supplementary agreement.

4.	This contract is made in duplicates, and each party keeps one copy.

Party A: Sureland Industrial Fire Safety Co., Ltd (chop)	Party B: Hangzhou New Epoch Fire Protection Science &

Technology Co., Ltd

Address: Nanbanbidian Industry District, Beijing Capital	Address: 3# of Tangning Road, Linping Economic
Airport	Development Zone, Hangzhou

Tel.: 010-81463816	Tel.: 0571-89183512

Fax: 010-81462445	Fax: 0571-89183588

Bank of deposit: Tianzhu Sub-office of Shunyi Branch	Bank of deposit: Genshan branch of Hangzhou Industrial
of Agricultural Bank	and Commercial Bank

Account No.: 120701040003145	Account No.: 1202022309006745312

Tax No.: 110222600025615	Tax No.

Authorized agent: __________________________________	Authorized agent: _____________________

Date: November 1st, 2005	Date: December 5th, 2005